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                                                                   Exhibit 10.19

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            PATTERSON DENTAL COMPANY

         The undersigned, Peter L. Frechette, President and Chief Executive Officer of Patterson Dental Company, (the "Corporation") with the purpose of amending the Corporation's Restated Articles of Incorporation under the provisions of Minnesota Statutes Chapter 302A, states that:

         1.       The name of the Corporation is Patterson Dental Company.

         2. The first paragraph of Article 4 of the Corporation's Restated Articles of Incorporation shall be amended to read as follows:

                                    ARTICLE 4

                  Authorized Shares: The total authorized shares of all classes which the corporation shall have authority to issue is 630,000,000, consisting of 30,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the "preferred stock"); and 600,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the "common stock").

         3. This amendment to the Restated Articles of Incorporation of the Corporation was approved by the shareholders of the Corporation pursuant to Minnesota Statutes Chapter 302A and the undersigned is authorized to execute same.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Restated Articles of Incorporation on this 19th day of November, 2001.



                                     ___________________________________________
                                     Peter L. Frechette, President and Chief
                                     Executive Officer